FORM OF



                           ASIAN SMALL COMPANIES PORTFOLIO



                                                        April    , 1996



     Asian Small Companies Portfolio hereby adopts and agrees to become a party to the attached Custodian Agreement with Investors Bank & Trust Company.



                                       ASIAN SMALL COMPANIES PORTFOLIO



                                       BY: ______________________________




     Accepted and agreed to:

     INVESTORS BANK & TRUST COMPANY



     BY:_____________________________
              Title
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                                 CUSTODIAN AGREEMENT

                                       between

                        ASIAN SMALL COMPANIES PORTFOLIO et al

                                         and

                            INVESTORS BANK & TRUST COMPANY

                                  TABLE OF CONTENTS



     1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . .   1-3

      2.      Employment of Custodian and Property to be Held by it  . . . .   3

      3.      Duties of the Custodian with Respect to Property of the Trust    4

              A.  Safekeeping and Holding of Property  . . . . . . . . . . .   4

              B.  Delivery of Securities . . . . . . . . . . . . . . . . .   4-7

              C.  Registration of Securities . . . . . . . . . . . . . . . .   7

              D.  Bank Accounts  . . . . . . . . . . . . . . . . . . . . .   7-8

              E.  Payments for Interests, or Increases in Interests, in
                    the Trust  . . . . . . . . . . . . . . . . . . . . . . .   8

              F.  Investment and Availability of Federal Funds . . . . . . .   8

              G.  Collections  . . . . . . . . . . . . . . . . . . . . . .   8-9

              H.  Payment of Trust Monies  . . . . . . . . . . . . . . . .  9-11

              I.  Liability for Payment in Advance of Receipt of Securities
                    Purchased  . . . . . . . . . . . . . . . . . . . . . . .  11

              J.  Payments for Repurchases or Redemptions of Interests of
                    the Trust  . . . . . . . . . . . . . . . . . . . . . . .  11

              K.  Appointment of Agents by the Custodian . . . . . . . .   11-12

              L.  Deposit of Trust Portfolio Securities in Securities
                    Systems  . . . . . . . . . . . . . . . . . . . . . .   12-14

              M.  Deposit of Trust Commercial Paper in an Approved
                    Book-Entry System for Commercial Paper   . . . . . .   14-16

              N.  Segregated Account . . . . . . . . . . . . . . . . . .   16-17

              O.  Ownership Certificates for Tax Purposes  . . . . . . . . .  17

              P.  Proxies  . . . . . . . . . . . . . . . . . . . . . . . . .  17

              Q.  Communications Relating to Trust Portfolio Securities  . .  17

              R.  Exercise of Rights;  Tender Offers . . . . . . . . . .   17-18

              S.  Depository Receipts  . . . . . . . . . . . . . . . . . . .  18

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              T.  Interest Bearing Call or Time Deposits . . . . . . . .   18-19

              U.  Options, Futures Contracts and Foreign Currency
                    Transactions   . . . . . . . . . . . . . . . . . . .   19-21

              V.  Actions Permitted Without Express Authority  . . . . . . .  21

      4.      Duties of Bank with Respect to Books of Account and
               Calculations of Net Asset Value . . . . . . . . . . . . .   21-22

      5.      Records and Miscellaneous Duties . . . . . . . . . . . . .   22-23

      6.      Opinion of Trust's Independent Public Accountants  . . . . . .  23

      7.      Compensation and Expenses of Bank  . . . . . . . . . . . . . .  23

      8.      Responsibility of Bank . . . . . . . . . . . . . . . . . .   23-24

      9.      Persons Having Access to Assets of the Trust . . . . . . . . .  24

     10.      Effective Period, Termination and Amendment; Successor
               Custodian . . . . . . . . . . . . . . . . . . . . . . . .   24-25

     11.      Interpretive and Additional Provisions . . . . . . . . . .   25-26

     12.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

     13.      Massachusetts Law to Apply . . . . . . . . . . . . . . . . . .  26

     14.      Adoption of the Agreement by the Trust . . . . . . . . . . . .  26























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                                 CUSTODIAN AGREEMENT



              This Agreement is made between Asian Small Companies Portfolio and each of the investment companies listed on Schedule A attached hereto, each of which has adopted this Agreement in the manner provided herein and Investors Bank & Trust Company (hereinafter called "Bank", "Custodian" and "Agent"), a trust company established under the laws of Massachusetts with a principal place of business in Boston, Massachusetts.

              Whereas, each such investment company is registered under the Investment Company Act of 1940 and has appointed the Bank to act as Custodian of its property and to perform certain duties as its Agent, as more fully hereinafter set forth; and

              Whereas, the Bank is willing and able to act as each such investment company's Custodian and Agent, subject to and in accordance with the provisions hereof;

              Now, therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, each such investment company and the Bank agree as follows:

     1.       Definitions

              Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

              (a) "Trust" shall mean the investment company which has adopted this Agreement.

              (b)  "Board" shall mean the board of trustees of the Trust.

              (c) "The Depository Trust Company", a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and which has been specifically approved as a securities depository for the Trust by the Board.

              (d) "Participants Trust Company", a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and which has been specifically approved as a securities depository for the Trust by the Board.

              (e) "Approved Clearing Agency" shall mean any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository but only if the Custodian has received a certified copy of a resolution of the Board approving such clearing agency as a securities depository for the Trust.

              (f) "Federal Book-Entry System" shall mean the book-entry system referred to in Rule 17f-4(b) under the Investment Company Act of 1940 for United States and federal agency securities (i.e., as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR
     Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O).

              (g) "Approved Foreign Securities Depository" shall mean a foreign securities depository or clearing agency referred to in Rule 17f-4 under the Investment Company Act of 1940 for foreign securities but only if the Custodian has received a certified copy of a resolution of the Board approving such depository or clearing agency as a foreign securities depository for the Trust.

              (h) "Approved Book-Entry System for Commercial Paper" shall mean a system maintained by the Custodian or by a subcustodian employed pursuant to Section 2 hereof for the holding of commercial paper in book-entry form but only if the Custodian has received a certified copy of a resolution of the Board approving the participation by the Trust in such system.

              (i)    The  Custodian shall  be deemed  to  have received  "proper instructions" in respect of any of the matters referred to in this Agreement upon receipt of written or facsimile instructions signed by such one or more person or persons as the Board shall have from time to time authorized to give the particular class of instructions in question.
     Different  persons may  be authorized  to give  instructions for  different purposes. A certified copy of a resolution of the Board may be received and accepted by the Custodian as conclusive evidence of the authority of any such person to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms and, where appropriate, may be standing instructions. Unless the resolution delegating authority to any person or persons to give a particular class of instructions specifically requires that the approval of any person, persons or committee shall first have been obtained before the Custodian may act on instructions of that class, the Custodian shall be under no obligation to question the right of the person or persons giving such instructions in so doing. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. The Trust authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian. Upon receipt of a certificate signed by two officers of the Trust as to the authorization by the President and the Treasurer of the Trust accompanied by a detailed description of the communication procedures approved by the President and the Treasurer of the Trust, "proper instructions" may also include communications effected directly between electromechanical or electronic devices provided that the President and Treasurer of the Trust and the Custodian are satisfied that such procedures afford adequate safeguards for the Trust's assets. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of

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     securities made by  or for the Trust, the  Custodian may take cognizance of the provisions of the governing documents and registration statement of the Trust as the same may from time to time be in effect (and resolutions or proceedings of the holders of interests in the Trust or the Board), but, nevertheless, except as otherwise expressly provided herein, the Custodian may assume unless and until notified in writing to the contrary that so-called proper instructions received by it are not in conflict with or in any way contrary to any provisions of such governing documents and registration statement, or resolutions or proceedings of the holders of interests in the Trust or the Board.

              (j) The term "Vote" when used with respect to the Board or the Holders of Interests in the Trust shall include a vote, resolution, consent, proceeding and other action taken by the Board or Holders in accordance with the Declaration of Trust or By-Laws of the Trust.

     2.       Employment of Custodian and Property to be Held by It

              The Trust hereby appoints and employs the Bank as its Custodian and Agent in accordance with and subject to the provisions hereof, and the Bank hereby accepts such appointment and employment. The Trust agrees to deliver to the Custodian all securities, participation interests, cash and other assets owned by it, and all payments of income, payments of principal and capital distributions and adjustments received by it with respect to all securities and participation interests owned by the Trust from time to time, and the cash consideration received by it from time to time in exchange for an interest in the Trust or for an increase in such an interest. The Custodian shall not be responsible for any property of the Trust held by the Trust and not delivered by the Trust to the Custodian. The Trust will also deliver to the Bank from time to time copies of its currently effective declaration of trust, by-laws, registration statement and placement agent agreement with its placement agent, together with such resolutions, and other proceedings of the Trust as may be necessary for or convenient to the Bank in the performance of its duties hereunder.

              The Custodian may from time to time employ one or more subcustodians to perform such acts and services upon such terms and conditions as shall be approved from time to time by the Board. Any such subcustodian so employed by the Custodian shall be deemed to be the agent of the Custodian, and the Custodian shall remain primarily responsible for the securities, participation interests, moneys and other property of the Trust held by such subcustodian. Any foreign subcustodian shall be a bank or trust company which is an eligible foreign custodian within the meaning of Rule 17f-5 under the Investment Company Act of 1940, and the foreign custody arrangements shall be approved by the Board and shall be in accordance with and subject to the provisions of said Rule. For the purposes of this Agreement, any property of the Trust held by any such subcustodian (domestic or foreign) shall be deemed to be held by the Custodian under the terms of this Agreement.



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     3.       Duties of the Custodian with Respect to Property of the Trust

              A. Safekeeping and Holding of Property The Custodian shall keep safely all property of the Trust and on behalf of the Trust shall from time to time receive delivery of Trust property for safekeeping. The Custodian shall hold, earmark and segregate on its books and records for the account of the Trust all property of the Trust, including all securities, participation interests and other assets of the Trust (1) physically held by the Custodian, (2) held by any subcustodian referred to in
                      Section 2 hereof or by any agent referred to in Paragraph K hereof, (3) held by or maintained in The Depository Trust Company or in Participants Trust Company or in an Approved Clearing Agency or in the Federal Book-Entry System or in an Approved Foreign Securities Depository, each of which from time to time is referred to herein as a "Securities System", and (4) held by the Custodian or by any subcustodian referred to in Section 2 hereof and maintained in any Approved Book-Entry System for Commercial Paper.

              B. Delivery of Securities The Custodian shall release and deliver securities or participation interests owned by the Trust held (or deemed to be held) by the Custodian or maintained in a Securities System account or in an Approved Book-Entry System for Commercial Paper account only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                      1) Upon sale of such securities or participation interests for the account of the Trust, but only against receipt of payment therefor; if delivery is made in Boston or New York City, payment therefor shall be made in accordance with generally accepted clearing house procedures or by use of Federal Reserve Wire System procedures; if delivery is made elsewhere payment therefor shall be in accordance with the then current "street delivery" custom or in accordance with such procedures agreed to in writing from time to time by the parties hereto; if the sale is effected through a Securities System, delivery and payment therefor shall be made in accordance with the provisions of Paragraph L hereof; if the sale of commercial paper is to be effected through an Approved Book-Entry System for Commercial Paper, delivery and payment therefor shall be made in accordance with the provisions of Paragraph M hereof; if the securities are to be sold outside the United

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                               States,   delivery  of  the  securities  for  the
                               account of the Trust may be made either (a) in advance of receipt of payment therefor in the
                               absence  of  specific   instructions  to  do   so
                               provided such actions are consistent with local settlement practices and customs, subject to the
                               Custodian's   standard   of  care,   or   (b)  in
                               accordance with procedures agreed to in writing from time to time by the parties hereto; for the purposes of this subparagraph, the term "sale" shall include the disposition of a portfolio security (i) upon the exercise of an option written by the Trust and (ii) upon the failure by the Trust to make a successful bid with respect to a portfolio security, the continued holding of which is contingent upon the making of such a bid;

                      2) Upon the receipt of payment in connection with any repurchase agreement or reverse repurchase agreement relating to such securities and entered into by the Trust;

                      3)       To  the  depository  agent  in   connection  with
                               tender or other similar offers for portfolio securities of the Trust;

                      4) To the issuer thereof or its agent when such securities or participation interests are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

                      5) To the issuer thereof, or its agent, for transfer into the name of the Trust or into the name of any nominee of the Custodian or into the name or nominee name of any agent appointed pursuant to Paragraph K hereof or into the name or nominee name of any subcustodian employed pursuant to Section 2 hereof; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities or participation interests are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

                      6) To the broker selling the same for examination in accordance with the "street delivery" custom;

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                               provided  that the  Custodian  shall  adopt  such
                               procedures as the Trust from time to time shall approve to ensure their prompt return to the Custodian by the broker in the event the broker elects not to accept them;

                      7) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion of such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

                      8) In the case of warrants, rights or similar securities, the surrender thereof in connection with the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

                      9) For delivery in connection with any loans of securities made by the Trust (such loans to be made pursuant to the terms of the Trust's current registration statement), but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities; except that in connection with any securities loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of Treasury, the Custodian will not be held liable or responsible for the delivery of securities loaned by the Trust prior to the receipt of such collateral;

                      10) For delivery as security in connection with any borrowings by the Trust requiring a pledge or hypothecation of assets by the Trust (if then permitted under circumstances described in the current registration statement of the Trust), provided, that the securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for that purpose; upon receipt of proper instructions, the Custodian may pay any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                        11) When required for delivery in connection with any reduction of or redemption of an interest in the Trust in accordance with the provisions of Paragraph J hereof;

                        12) For delivery in accordance with the provisions of any agreement between the Custodian (or a subcustodian employed pursuant to Section 2 hereof) and a broker-dealer registered under the Securities Exchange Act of 1934 and, if necessary, the Trust, relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange, or of any similar organization or organizations, regarding deposit or escrow or other arrangements in connection with options transactions by the Trust;

                        13) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian (or a subcustodian employed pursuant to Section 2 hereof), and a futures commissions merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or of any contract market or commodities exchange or similar organization, regarding futures margin account deposits or payments in connection with futures transactions by the Trust;

                        14) For any other proper corporate purpose, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

              C. Registration of Securities Securities held by the Custodian (other than bearer securities) for the account of the Trust shall be registered in the name of the Trust or in the name of any nominee of the Trust or of any nominee of the Custodian, or in the name or nominee name of any agent appointed pursuant to Paragraph K hereof, or in the name or nominee name of any subcustodian employed pursuant to Section 2 hereof, or in the name or nominee name of The Depository Trust Company or Participants Trust Company or Approved Clearing Agency or Federal
                      Book-Entry System or Approved Book-Entry System for Commercial Paper; provided, that securities are held in an account of the Custodian or of such agent or of such subcustodian containing only assets of the Trust or only assets held by the Custodian or such agent or such subcustodian as a custodian or subcustodian or in a fiduciary capacity for customers. All certificates for securities accepted by the Custodian or any such agent or subcustodian on behalf of the Trust shall be in "street" or other good delivery form or shall be returned to the selling broker or dealer who shall be advised of the reason thereof.

              D. Bank Accounts The Custodian shall open and maintain a separate bank account or accounts in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Trust other than cash maintained by the Trust in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Trust may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as the Custodian may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved in writing by two officers of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be subject to withdrawal only by the Custodian in that capacity.

              E. Payment for Interests, or Increases in Interests, in the Trust The Custodian shall make appropriate arrangements with the Transfer Agent of the Trust to enable the Custodian to make certain it promptly receives the cash or other consideration due to the Trust for payment of interests in the Trust, or increases in such interests, in accordance with the governing documents and registration statement of the Trust. The Custodian will

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






                      provide prompt notification to the Trust of any receipt by it of such payments.

              F. Investment and Availability of Federal Funds Upon agreement between the Trust and the Custodian, the Custodian shall, upon the receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, invest in such securities and instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Trust.

              G. Collections The Custodian shall promptly collect all income and other payments with respect to registered securities held hereunder to which the Trust shall be entitled either by law or pursuant to custom in the securities business, and shall promptly collect all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Trust's custodian account. The Custodian shall do all things necessary and proper in connection with such prompt collections and, without limiting the generality of the foregoing, the Custodian shall

                      1) Present for payment all coupons and other income items requiring presentations;

                      2)       Present  for  payment  all  securities  which may
                               mature  or  be   called,  redeemed,  retired   or
                               otherwise become payable;

                      3) Endorse and deposit for collection, in the name of the Trust, checks, drafts or other negotiable instruments;

                      4) Credit income from securities maintained in a Securities System or in an Approved Book-Entry System for Commercial Paper at the time funds become available to the Custodian; in the case of securities maintained in The Depository Trust Company funds shall be deemed available to the Trust not later than the opening of business on the first business day after receipt of such funds by the Custodian. The Custodian shall notify the Trust as soon as reasonably practicable whenever income due on any security is not promptly collected. In any case in which the Custodian does not receive any due and unpaid income after it has made demand for the same, it shall immediately so notify the Trust in writing, enclosing copies of any demand letter, any written response thereto, and memoranda of all oral responses thereto and to telephonic demands, and await instructions from the Trust; the Custodian shall in no case have any liability for any nonpayment of such income provided the Custodian meets the standard of care set forth in Section 8 hereof. The Custodian shall not be obligated to take legal action for collection unless and until reasonably indemnified to its satisfaction.

                               The Custodian shall also receive and collect all stock dividends, rights and other items of like nature, and deal with the same pursuant to proper instructions relative thereto.

              H. Payment of Trust Monies Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Trust in the following cases only:

                      1) Upon the purchase of securities, participation interests, options, futures contracts, forward contracts and options on futures contracts purchased for the account of the Trust but only
                               (a) against the receipt of

                               (i)   such securities  registered as  provided in
                               Paragraph  C   hereof  or  in   proper  form  for
                               transfer or

                               (ii)  detailed instructions signed  by an officer
                               of   the   Trust   regarding  the   participation
                               interests to be purchased or

                               (iii) written confirmation of the purchase by the Trust of the options, futures contracts, forward contracts or options on futures contracts by the Custodian (or by a subcustodian employed pursuant to Section 2 hereof or by a clearing corporation of a national securities exchange of which the Custodian is a member or by any bank, banking institution or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940 to act as a custodian and which has been designated by the Custodian as its agent for this purpose or by the agent specifically designated in such instructions as representing the purchasers of a new issue of privately placed securities); (b) in the case of a purchase effected through a Securities System, upon receipt of the securities by the Securities System in accordance with the conditions set forth in Paragraph L hereof; (c) in the case of a purchase of commercial paper effected through an Approved Book-Entry System for Commercial Paper, upon receipt of the paper by the Custodian or subcustodian in accordance with the conditions set forth in Paragraph M hereof; (d) in the case of repurchase agreements entered into between the Trust and another bank or a broker-dealer, against receipt by the Custodian of the securities underlying the repurchase agreement either in certificate form or through an entry crediting the Custodian's segregated, non-proprietary account at the Federal Reserve Bank of Boston with such securities along with written evidence of the agreement by the bank or broker-dealer to repurchase such securities from the Trust; or (e) in the case of securities purchased outside the United States, the Custodian may make payment therefor either (i) in advance of receipt of such securities in the absence of specific instructions to do so provided such actions are consistent with local settlement practices and customs, subject to the Custodian's standard of care, or (ii) in accordance with procedures agreed to in writing from time to time by the parties hereto;

                      2) When required in connection with the conversion, exchange or surrender of securities owned by the Trust as set forth in Paragraph B hereof;

                      3) When required for the reduction or redemption of an interest in the Trust in accordance with the provisions of Paragraph J hereof;

                      4) For the payment of any expense or liability incurred by the Trust, including but not limited to the following payments for the account of the
                               Trust: advisory fees, interest, taxes, management compensation and expenses, accounting, transfer agent and legal fees, and other operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

                      5) For distributions or payments to Holders of Interest of the Trust; and

                      6) For any other proper corporate purpose, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

              I. Liability for Payment in Advance of Receipt of Securities Purchased In any and every case where payment for purchase of securities for the account of the Trust is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions signed by two officers of the Trust to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian; except that in the case of a repurchase agreement entered into by the Trust with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of (i) the securities in certificate form subject to such repurchase agreement or (ii) written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or (iii) the safekeeping receipt, provided that such securities have in fact been so transferred by book-entry and the written repurchase agreement is received by the Custodian in due course; and except that if the securities are to be purchased outside the United States, payment may be made in accordance with procedures agreed to in writing from time to time by the parties hereto. Notwithstanding any other provision in this Agreement to the contrary, where securities are purchased or sold outside the United States, delivery of securities for the account of the Trust may be made by the Custodian in advance of receipt of payment for the securities sold, and the Custodian may pay for securities in advance of receipt of the securities purchased for the account of the Trust, in the absence of specific instructions to do so provided such actions are consistent with local settlement practices and customs, subject to the Custodian's standard of care.

              J. Payments for Repurchases or Redemptions of Interests in the Trust From such funds as may be available for the purpose, but subject to any applicable resolutions of the Board and the current procedures of the Trust, the Custodian shall, upon receipt of written instructions from the Trust or from the Trust's transfer agent make funds and/or portfolio securities available for payment to holders of interest in the Trust which have caused the amount of their interests to be reduced, or for their interest to be redeemed.

              K. Appointment of Agents by the Custodian The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company (provided such bank or trust company is itself qualified under the Investment Company Act of 1940 to act as a custodian or is itself an eligible foreign custodian within the meaning of Rule 17f-5 under said Act) as the agent of the Custodian to carry out such of the duties and functions of the Custodian described in this Section 3 as the Custodian may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder, and as between the Trust and the Custodian the Custodian shall be fully responsible for the acts and omissions of any such agent. For the purposes of this Agreement, any property of the Trust held by any such agent shall be deemed to be held by the Custodian hereunder.

              L.      Deposit  of  Trust   Portfolio  Securities  in  Securities
                      Systems    The  Custodian  may  deposit  and/or   maintain
                      securities owned by the Trust

                               (1)     in The Depository Trust Company;

                               (2)     in Participants Trust Company;

                               (3)     in any other Approved Clearing Agency;

                               (4)     in the Federal Book-Entry System; or

                               (5)     in   an   Approved   Foreign  Securities
                      Depository

                      in each case only in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, and at all times subject to the following provisions:

                               (a)    The  Custodian  may  (either  directly  or
                      through one  or more  subcustodians  employed pursuant  to
                      Section 2 keep securities of the Trust in a Securities System provided that such securities are maintained in a non-proprietary account ("Account") of the Custodian or such subcustodian in the Securities System which shall not include any assets of the Custodian or such subcustodian or any other person other than assets held by the Custodian or such subcustodian as a fiduciary, custodian, or otherwise for its customers.

                               (b) The records of the Custodian with respect to securities of the Trust which are maintained in a Securities System shall identify by book-entry those securities belonging to the Trust, and the Custodian shall be fully and completely responsible for maintaining a recordkeeping system capable of accurately and currently stating the Trust's holdings maintained in each such Securities System.

                               (c)   The  Custodian  shall  pay  for  securities
                      purchased in book-entry form for the account of the Trust only upon (i) receipt of notice or advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Trust; except that when such securities are purchased outside the United States, payment therefor may be made by the Custodian in advance of receipt of such notice or advice and the making of such entry in the absence of specific instructions to do so provided such actions are consistent with local settlement practices and customs, subject to the Custodian's standard of care. The Custodian shall transfer securities sold for the account of the Trust only upon (i) receipt of notice or advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Trust; except that when such securities are sold outside the United States, transfer thereof may be made by the Custodian in advance of receipt of such notice or advice and the making of such entry in the absence of specific instructions to do so provided such actions are consistent with local settlement practices and customs, subject to the Custodian's standard of care. Copies of all  notices or  advices  from  the Securities  System  of transfers of securities for the account of the Trust shall identify the Trust, be maintained for the Trust by the Custodian and be promptly provided to the Trust at its request. The Custodian shall promptly send to the Trust confirmation of each transfer to or from the account of the Trust in the form of a written advice or notice of each such transaction, and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Trust on the next business day.

                               (d)   The  Custodian shall  promptly send  to the

                      Trust any report or other communication received or obtained by the Custodian relating to the Securities System's accounting system, system of internal accounting controls or procedures for safeguarding securities deposited in the Securities System; the Custodian shall promptly send to the Trust any report or other communication relating to the Custodian's internal accounting controls and procedures for safeguarding securities deposited in any Securities System; and the Custodian shall ensure that any agent appointed pursuant to Paragraph K hereof or any subcustodian employed pursuant to Section 2 hereof shall promptly send to the Trust and to the Custodian any report or other communication relating to such agent's or subcustodian's internal accounting controls and procedures for safeguarding securities deposited in any Securities System. The Custodian's books and records relating to the Trust's participation in each Securities System will at all times during regular business hours be open to the inspection of the Trust's authorized officers, employees or agents.

                               (e)    The Custodian  shall  not  act under  this
                      Paragraph L in the absence of receipt of a certificate of an officer of the Trust that the Board has approved the use of a particular Securities System; the Custodian shall also obtain appropriate assurance from the officers of the Trust that the Board has annually reviewed the continued use by the Trust of each Securities System, and the Trust shall promptly notify the Custodian if the use of a Securities System is to be discontinued; at the request of the Trust, the Custodian will terminate the use of any such Securities System as promptly as practicable.

                               (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or subcustodians or of any of its or their employees or from any failure of the Custodian or any such agent or subcustodian to enforce effectively such rights as it may have against the Securities System or any other person; at the election of the Trust, it shall be entitled to be subrogated to the rights of the
                      Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

              M. Deposit of Trust Commercial Paper in an Approved Book-Entry System for Commercial Paper Upon receipt of proper instructions with respect to each issue of direct issue commercial paper purchased by the Trust, the Custodian may deposit and/or maintain direct issue commercial paper owned by the Trust in any Approved Book-Entry System for Commercial Paper, in each case only in accordance with applicable Securities and Exchange Commission rules, regulations, and no-action correspondence, and at all times subject to the following provisions:

                               (a)    The  Custodian  may  (either  directly  or
                      through one  or  more subcustodians  employed pursuant  to
                      Section 2) keep commercial paper of the Trust in an Approved Book-Entry System for Commercial Paper, provided that such paper is issued in book entry form by the
                      Custodian or subcustodian on behalf of an issuer with which the Custodian or subcustodian has entered into a book-entry agreement and provided further that such paper is maintained in a non-proprietary account ("Account") of the Custodian or such subcustodian in an Approved Book-Entry System for Commercial Paper which shall not include any assets of the Custodian or such subcustodian or any other person other than assets held by the Custodian or such subcustodian as a fiduciary, custodian, or otherwise for its customers.

                               (b) The records of the Custodian with respect to commercial paper of the Trust which is maintained in an Approved Book-Entry System for Commercial Paper shall identify by book-entry each specific issue of commercial paper purchased by the Trust which is included in the System and shall at all times during regular business hours be open for inspection by authorized officers, employees or agents of the Trust. The Custodian shall be fully and completely responsible for maintaining a recordkeeping system capable of accurately and currently stating the Trust's holdings of commercial paper maintained in each such System.

                               (c) The Custodian shall pay for commercial paper purchased in book-entry form for the account of the Trust only upon contemporaneous (i) receipt of notice or advice from the issuer that such paper has been issued, sold and transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such purchase, payment and transfer for the account of the Trust. The Custodian shall transfer such commercial paper which is sold or cancel such commercial paper which is redeemed for the account of the Trust only upon contemporaneous (i) receipt of notice or advice that payment for such paper has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer or redemption and payment for the account of the Trust. Copies of all notices, advices and confirmations of transfers of commercial paper for the account of the Trust shall identify the Trust, be maintained for the Trust by the
                      Custodian and be promptly provided to the Trust at its request. The Custodian shall promptly send to the Trust confirmation of each transfer to or from the account of the Trust in the form of a written advice or notice of each such transaction, and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the System for the account of the Trust on the next business day.

                               (d) The Custodian shall promptly send to the Trust any report or other communication received or obtained by the Custodian relating to each System's accounting system, system of internal accounting controls or procedures for safeguarding commercial paper deposited in the System; the Custodian shall promptly send to the Trust any report or other communication relating to the Custodian's internal accounting controls and procedures for safeguarding commercial paper deposited in any Approved Book-Entry System for Commercial Paper; and the Custodian shall ensure that any agent appointed pursuant to Paragraph K hereof or any subcustodian employed pursuant to Section 2 hereof shall promptly send to the Trust and to the Custodian any report or other communication relating to such agent's or subcustodian's internal accounting controls and procedures for safeguarding securities deposited in any Approved Book-Entry System for Commercial Paper.

                               (e)    The Custodian  shall  not  act under  this
                      Paragraph M in the absence of receipt of a certificate of an officer of the Trust that the Board has approved the use of a particular Approved Book-Entry System for Commercial Paper; the Custodian shall also obtain appropriate assurance from the officers of the Trust that the Board has annually reviewed the continued use by the Trust of each Approved Book-Entry System for Commercial Paper, and the Trust shall promptly notify the Custodian if the use of an Approved Book-Entry System for Commercial Paper is to be discontinued; at the request of the Trust, the Custodian will terminate the use of any such System as promptly as practicable.

                               (f) The Custodian (or subcustodian, if the Approved Book-Entry System for Commercial Paper is maintained by the subcustodian) shall issue physical commercial paper or promissory notes whenever requested to do so by the Trust or in the event of an electronic system failure which impedes issuance, transfer or custody of direct issue commercial paper by book-entry.

                               (g) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from use of any Approved Book-Entry System for Commercial Paper by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or subcustodians or of any of its or their employees or from any failure of the Custodian or any such agent or subcustodian to enforce effectively such rights as it may have against the System, the issuer of the commercial paper or any other person; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the System, the issuer of the commercial paper or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

              N.      Segregated Account   The Custodian  shall upon receipt  of
                      proper instructions establish and maintain a segregated account or accounts for and on behalf of the Trust, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Paragraph L hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and any registered broker-dealer (or any futures commission merchant), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of the Commodity Futures Trading Commission or of any contract market or commodities exchange), or of any similar organization or organizations, regarding escrow or deposit or other arrangements in connection with transactions by the Trust, (ii) for purposes of segregating cash or U.S. Government securities in connection with options purchased, sold or written by the Trust or futures contracts or options thereon purchased or sold by the Trust, (iii) for the purposes of compliance by the Trust with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and
                      Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper purposes, but only, in the case of clause (iv), upon receipt of, in addition to proper instructions, a certificate signed by two officers of the

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                      Trust, setting forth  the purpose such segregated  account and declaring such purpose to be a proper purpose.

              O. Ownership Certificates for Tax Purposes The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Trust held by it and in connection with transfers of securities.

              P. Proxies The Custodian shall, with respect to the securities held by it hereunder, cause to be promptly delivered to the Trust all forms of proxies and all notices of meetings and any other notices or announcements or other written information affecting or relating to the securities, and upon receipt of proper instructions shall execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of the securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

              Q. Communications Relating to Trust Portfolio Securities The Custodian shall deliver promptly to the Trust all written information (including, without limitation, pendency of call and maturities of securities and participation interests and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust and the maturity of futures contracts purchased or sold by the Trust) received by the Custodian from issuers and other persons relating to the securities and participation interests being held for the Trust. With respect to tender or exchange offers, the Custodian shall deliver promptly to the Trust all written information received by the Custodian from issuers and other persons relating to the securities and participation interests whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

              R. Exercise of Rights; Tender Offers In the case of tender offers, similar offers to purchase or exercise rights (including, without limitation, pendency of calls and maturities of securities and participation interests and expirations of rights in connection therewith and notices of exercise of call and put options and the maturity of futures contracts) affecting or relating to securities and participation interests held by the Custodian under this Agreement, the Custodian shall have responsibility for promptly notifying the Trust of all such offers in accordance with the standard of reasonable care set forth in Section 8 hereof. For all such offers for which the Custodian is responsible as provided in this Paragraph R, the Trust shall have responsibility for providing the Custodian with all necessary instructions in timely fashion. Upon receipt of proper instructions, the Custodian shall timely deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold upon proper receipt therefor and upon receipt of assurances satisfactory to the Custodian that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof. Upon receipt of proper instructions, the Custodian shall timely deposit securities upon invitations for tenders of securities upon proper receipt therefor and upon receipt of assurances satisfactory to the Custodian that the consideration to be paid or delivered or the tendered securities are to be returned to the Custodian or subcustodian employed pursuant to Section 2 hereof. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary by proper instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall thereafter promptly notify the Trust in writing of such action.

              S. Depository Receipts The Custodian shall, upon receipt of proper instructions, surrender or cause to be surrendered foreign securities to the depository used by an issuer of American Depository Receipts or International Depository Receipts (hereinafter collectively referred to as "ADRs") for such securities, against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depository has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of a nominee of the Custodian or in the name or nominee name of any subcustodian employed pursuant to Section 2 hereof, for delivery to the Custodian or such subcustodian at such place as the Custodian or such subcustodian may from time to time designate. The Custodian shall, upon receipt of proper instructions, surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian or to a subcustodian employed pursuant to
                      Section 2 hereof.

              T. Interest Bearing Call or Time Deposits The Custodian shall, upon receipt of proper instructions, place interest bearing fixed term and call deposits with the banking department of such banking institution (other than the Custodian) and in such amounts as the Trust may designate. Deposits may be denominated in U.S. Dollars or other currencies. The Custodian shall include in its records with respect to the assets of the Trust appropriate notation as to the amount and currency of each such deposit, the accepting banking institution and other appropriate details and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the banking institution. Such deposits shall be deemed portfolio securities of the Trust for the purposes of this Agreement, and the Custodian shall be responsible for the collection of income from such accounts and the transmission of cash to and from such accounts.

              U.      Options,   Futures   Contracts   and   Foreign    Currency
                      Transactions

                               1. Options The Custodian shall, upon receipt of proper instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, the Trust, relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization or organizations, receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index or other financial instrument or index by the Trust; deposit and maintain in a segregated account for the Trust, either physically or by book-entry in a
                               Securities System, securities subject to a covered call option written by the Trust; and release and/or transfer such securities or other assets only in accordance with a notice or other communication evidencing the expiration, termination or exercise of such covered option furnished by the Options Clearing Corporation, the securities or options exchange on which such covered option is traded or such other organization as may be responsible for handling such options transactions. The Custodian and the broker-dealer shall be responsible for the sufficiency of assets held in the Trust's segregated account in compliance with applicable margin maintenance requirements.

                               2.      Futures Contracts   The Custodian shall,
                               upon receipt of proper instructions, receive and retain confirmations and other documents, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the Trust; deposit and maintain in a segregated account, for the benefit of any futures commission merchant, assets designated by the Trust as initial, maintenance or variation "margin" deposits (including mark-to-market payments) intended to secure the Trust's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Trust, in accordance with the provisions of any agreement or agreements among the Trust, the Custodian and such futures commission merchant, designed to comply with the rules of the Commodity Futures Trading Commission and/or of any contract market or commodities exchange or similar organization regarding such margin deposits or payments; and release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules. The Custodian and the futures commission merchant shall be responsible for the sufficiency of assets held in the segregated account in compliance with the applicable margin maintenance and mark-to-market payment requirements.

                               3. Foreign Exchange Transactions The Custodian shall, pursuant to proper instructions, enter into or cause a subcustodian to enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Trust. Such transactions may be undertaken by the Custodian or subcustodian with such banking or financial institutions or other currency brokers, as set forth in proper instructions. Foreign exchange contracts and options shall be deemed to be portfolio securities of the Trust; and accordingly, the responsibility of the Custodian therefor shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Trust. The
                               Custodian   shall   be   responsible    for   the
                               transmittal to and receipt of cash from the currency broker or banking or financial institution with which the contract or option is made, the maintenance of proper records with respect to the transaction and the maintenance of any segregated account required in connection with the transaction. The Custodian shall have no duty with respect to the selection of the currency brokers or banking or financial institutions with which the Trust deals or for their failure to comply with the terms of any contract or option. Without limiting the foregoing, it is agreed that upon receipt of proper instructions and insofar as funds are made available to the Custodian for the purpose, the Custodian may (if determined necessary by the Custodian to consummate a particular transaction on behalf and for the account of the Trust) make free outgoing payments of cash in the form of U.S. dollars or foreign currency before receiving confirmation of a foreign exchange contract or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received. The Custodian shall not be responsible for any costs and interest charges which may be incurred by the Trust or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange; provided that the Custodian shall nevertheless be held to the standard of care set forth in, and shall be liable to the Trust in accordance with, the provisions of Section 8.

              V.      Actions   Permitted  Without   Express   Authority     The
                      Custodian   may  in   its  discretion,   without   express
                      authority from the Trust:

                               1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided, that all such payments shall be accounted for by the Custodian to the Treasurer of the Trust;

                               2) surrender securities in temporary form for securities in definitive form;

                               3) endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments; and

                               4) in general, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Trust except as otherwise directed by the Trust.

     4. Duties of Bank with Respect to Books of Account and Calculations of Net Asset Value

              Inasmuch as the Trust is treated as a partnership for federal income tax purposes, the Bank shall as Agent (or as Custodian, as the case may be) keep and maintain the books and records of the Trust in accordance with the Procedures for Allocations and Distributions adopted by the Trustees of the Trust, as such Procedures may be in effect from time to time. A copy of the current Procedures is attached to this Agreement, and the Trust agrees promptly to furnish all revisions to or restatements of such Procedures to the Bank.

              The Bank shall as Agent (or as Custodian, as the case may be) keep such books of account (including records showing the adjusted tax costs of the Trust's portfolio securities) and render as at the close of business on each day a detailed statement of the amounts received or paid out and of securities received or delivered for the account of the Trust during said day and such other statements, including a daily trial balance and inventory of the Trust's portfolio securities; and shall furnish such other financial information and data as from time to time requested by the Treasurer or any executive officer of the Trust; and shall compute and determine, as of the close of business of the New York Stock Exchange, or at such other time or times as the Board may determine, the net asset value of the Trust and the net asset value of each interest in the Trust, such computations and determinations to be made in accordance with the governing documents of the Trust and the votes and instructions of the Board and of the investment adviser at the time in force and applicable, and promptly notify the Trust and its investment adviser and such other persons as the Trust may request of the result of such computation and determination. In computing the net asset value the Custodian may rely upon security quotations received by telephone or otherwise from sources or pricing services designated by the Trust by proper instructions, and may further rely upon information furnished to it by any authorized officer of the Trust relative (a) to liabilities of the Trust not appearing on its books of account, (b) to the existence, status and proper treatment of any reserve or reserves, (c) to any procedures or policies established by the Board regarding the valuation of portfolio securities or other assets, and (d) to the value to be assigned to any bond, note, debenture, Treasury bill, repurchase agreement, subscription right, security, participation interests or other asset or property for which market quotations are not readily available. The Custodian shall also compute and determine at such time or times as the Trust may designate the portion of each item which has significance for a holder of an interest in the Trust in computing and determining its federal income tax liability including, but not limited to, each item of income, expense and realized and unrealized gain or loss of the Trust which is attributable for Federal income tax purposes to each such holder.

     5.       Records and Miscellaneous Duties

              The Bank shall create, maintain and preserve all  records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust. All books of account and records maintained by the Bank in connection with the performance of its duties under this Agreement shall be the property of the Trust, shall at all times during the regular business hours of the Bank be open for inspection by authorized officers, employees or agents of the Trust, and in the event of termination of this Agreement shall be delivered to the Trust or to such other person or persons as shall be designated by the Trust. Disposition of any account or record after any required period of preservation shall be only in accordance with specific instructions received from the Trust. The Bank shall assist generally in the preparation of reports to holders of interest in the Trust, to the Securities and Exchange Commission, including Form N-SAR, and to others, audits of accounts, and other ministerial matters of like nature; and, upon request, shall furnish the Trust's auditors with an attested inventory of securities held with appropriate information as to securities in transit or in the process of purchase or sale and with such other information as said auditors may from time to time request. The Custodian shall also maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic verifications (including sampling counts at the Custodian) of certificates representing bonds and other securities for which it is responsible under this Agreement in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. The Bank shall not disclose or use any books or records it has prepared or maintained by reason of this Agreement in any manner except as expressly authorized herein or directed by the Trust, and the Bank shall keep confidential any information obtained by reason of this Agreement.

     6.       Opinion of Trust's Independent Public Accountants

              The Custodian shall take all reasonable action, as the Trust may from time to time request, to enable the Trust to obtain from year to year favorable opinions from the Trust's independent public accountants with respect to its activities hereunder in connection with the preparation of the Trust's registration statement and Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

     7.       Compensation and Expenses of Bank

              The Bank shall be entitled to reasonable compensation for its services as Custodian and Agent, as agreed upon from time to time between the Trust and the Bank. The Bank shall be entitled to receive from the Trust on demand reimbursement for its cash disbursements, expenses and charges, including counsel fees, in connection with its duties as Custodian and Agent hereunder, but excluding salaries and usual overhead expenses.

     8.       Responsibility of Bank

              So long as and to the extent that it is in the exercise of reasonable care, the Bank as Custodian and Agent shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

              The Bank as Custodian and Agent shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

              The Bank as Custodian and Agent shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement but shall be liable only for its own negligent or bad faith acts or failures to act. Notwithstanding the foregoing, nothing contained in this paragraph is intended to nor shall it be construed to modify the standards of care and responsibility set forth in Section 2 hereof with respect to subcustodians and in subparagraph f of Paragraph L of Section 3 hereof with respect to Securities Systems and in subparagraph g of Paragraph M of Section 3 hereof with respect to an Approved Book-Entry System for Commercial Paper.

              The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to subcustodians generally in Section 2 hereof, provided that, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Trust to maintain custody of any securities or cash of the Trust in a foreign country including, but not limited to, losses resulting from governmental actions and restrictions, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, revolution, military or usurped powers, nuclear fission, fusion or radiation, earthquake, storm or other disturbance of nature or acts of God.

              If the Trust requires the Bank in any capacity to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Bank, result in the Bank or its nominee assigned to the Trust being liable for the payment of money or incurring liability of some other form, the Trust, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     9.       Persons Having Access to Assets of the Trust

              (i)   No trustee,  officer, employee or agent  of the  Trust shall have physical access to the assets of the Trust held by the Custodian or be authorized or permitted to withdraw any investments of the Trust, nor shall the Custodian deliver any assets of the Trust to any such person. No officer or director, employee or agent of the Custodian who holds any similar position with the Trust or the investment adviser or the administrator of the Trust shall have access to the assets of the Trust.

              (ii) Access to assets of the Trust held hereunder shall only be available to duly authorized officers, employees, representatives or agents of the Custodian or other persons or entities for whose actions the Custodian shall be responsible to the extent permitted hereunder, or to the Trust's independent public accountants in connection with their auditing duties performed on behalf of the Trust.

              (iii) Nothing in this Section 9 shall prohibit any officer, employee or agent of the Trust or of the investment adviser of the Trust from giving instructions to the Custodian or executing a certificate so long as it does not result in delivery of or access to assets of the Trust prohibited by paragraph (i) of this Section 9.

     10.      Effective Period, Termination and Amendment; Successor Custodian

              This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated by either party after August 31, 2000 by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, that the Trust may at any time by action of its Board, (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian in the event the Custodian assigns this Agreement to another party without consent of the noninterested Trustees of the Trust, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Federal Deposit Insurance Corporation or by the Banking Commissioner of The Commonwealth of Massachusetts or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of the Agreement, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination (and shall likewise reimburse the Custodian for its costs, expenses and disbursements).

              This Agreement may be amended at any time by the written agreement of the parties hereto. If a majority of the non-interested trustees of any of the Trusts determines that the performance of the Custodian has been unsatisfactory or adverse to the interests of Trust holders of any Trust or Trusts or that the terms of the Agreement are no longer consistent with publicly available industry standards, then the Trust or Trusts shall give written notice to the Custodian of such determination and the Custodian shall have 60 days to (1) correct such performance to the satisfaction of the non-interested trustees or (2) renegotiate terms which are satisfactory to the non-interested trustees of the Trusts. If the conditions of the preceding sentence are not met then the Trust or Trusts may terminate this Agreement on sixty (60) days written notice.

              The Board of the Trust shall, forthwith, upon giving or receiving notice of termination of this Agreement, appoint as successor custodian, a bank or trust company having the qualifications required by the Investment Company Act of 1940 and the Rules thereunder. The Bank, as Custodian, Agent or otherwise, shall, upon termination of the Agreement, deliver to such successor custodian, all securities then held hereunder and all funds or other properties of the Trust deposited with or held by the Bank hereunder and all books of account and records kept by the Bank pursuant to this Agreement, and all documents held by the Bank relative thereto. In the event that no written order designating a successor custodian shall have been delivered to the Bank on or before the date when such termination shall become effective, then the Bank shall not deliver the securities, funds and other properties of the Trust to the Trust but shall have the right to deliver to a bank or trust company doing business in Boston, Massachusetts of its own selection meeting the above required qualifications, all funds, securities and properties of the Trust held by or deposited with the Bank, and all books of account and records kept by the Bank pursuant to this Agreement, and all documents held by the Bank relative thereto. Thereafter such bank or trust company shall be the successor of the Custodian under this Agreement.

     11.      Interpretive and Additional Provisions

              In connection with the operation of this Agreement, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.
              Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing instruments of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     12.      Notices

              Notices and other writings delivered or mailed postage prepaid to the Trust addressed to 3808 One Exchange Square, Central Hong Kong, or to such other address as the Trust may have designated to the Bank, in writing with a copy to Eaton Vance Management at 24 Federal Street, Boston, Massachusetts 02110, or to Investors Bank & Trust Company, 89

     South Street, Boston, Massachusetts 02111 with a copy to Eaton Vance Management at 24 Federal Street, Boston, Massachusetts 02110, shall be deemed to have been properly delivered or given hereunder to the respective addressees.

     13.      Massachusetts Law to Apply

              This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

              The Custodian expressly acknowledges the provision in the Declaration of Trust of the Trust (Section 5.2 and 5.6) limiting the personal liability of the Trustees and officers of the Trust, and the Custodian hereby agrees that it shall have recourse to the Trust for payment of claims or obligations as between the Trust and the Custodian arising out of this Agreement and shall not seek satisfaction from any Trustee or officer of the Trust.

     14.      Adoption of the Agreement by the Trust

              The Trust represents that its Board has approved this Agreement and has duly authorized the Trust to adopt this Agreement, such adoption to be evidenced by a letter agreement between the Trust and the Bank reflecting such adoption, which letter agreement shall be dated and signed by a duly authorized officer of the Trust and duly authorized officer of the Bank. This Agreement shall be deemed to be duly executed and delivered by each of the parties in its name and behalf by its duly authorized officer as of the date of such letter agreement, and this Agreement shall be deemed to supersede and terminate, as of the date of such letter agreement, all prior agreements between the Trust and the Bank relating to the custody of the Trust's assets.


                                      * * * * *

                                     SCHEDULE A
                                TO CUSTODIAN AGREEMENT
                                       BETWEEN
                           ASIAN SMALL COMPANIES PORTFOLIO
                                         AND
                            INVESTORS BANK & TRUST COMPANY


     Additional Parties to the Agreement        Date of Agreement
     Emerging Markets Portfolio                 March 8, 1994
     Greater China Growth Portfolio             October 27, 1992, as amended
                                                        February 7, 1994
     South Asia Portfolio                       March 8, 1994

                           ASIAN SMALL COMPANIES PORTFOLIO

                               -----------------------


                              PROCEDURES FOR ALLOCATIONS
                                  AND DISTRIBUTIONS

                                   January 19, 1996

                                  TABLE OF CONTENTS

                                                                            PAGE

     ARTICLE I--Introduction   . . . . . . . . . . . . . . . . . . . . . . .   1

     ARTICLE II--Definitions   . . . . . . . . . . . . . . . . . . . . . . .   1

     ARTICLE III--Capital Accounts

              Section 3.1              Capital Accounts of Holders   . . . .   4
              Section 3.2              Book Capital Accounts   . . . . . . .   4
              Section 3.3              Tax Capital Accounts  . . . . . . . .   4
              Section 3.4              Compliance with Treasury Regulations    5

     ARTICLE IV--Distributions of Cash and Assets

              Section 4.1              Distributions of Distributable Cash     5
              Section 4.2              Division Among Holders  . . . . . . .   5
              Section 4.3 Distributions Upon Liquidation of a Holder's Interest in the Trust . . . 5
              Section 4.4              Amounts Withheld  . . . . . . . . . .   5

     ARTICLE V--Allocations

              Section 5.1              Allocation  of  Items  to  Book   Capital
                                       Accounts  . . . . . . . . . . . . . .   6
              Section 5.2              Allocation  of  Taxable  Income  and  Tax
                                       Loss to Tax Capital Accounts  . . . .   6
              Section 5.3              Special  Allocations  to  Book  and   Tax
                                       Capital Accounts  . . . . . . . . . .   7
              Section 5.4              Other   Adjustments   to  Book   and  Tax
                                       Capital Accounts  . . . . . . . . . .   7
              Section 5.5              Timing  of  Tax Allocations  to  Book and
                                       Tax Capital Accounts  . . . . . . . .   7
              Section 5.6              Redemptions During the Fiscal Year  .   8

     ARTICLE VI--Withdrawals

              Section 6.1              Partial Withdrawals   . . . . . . . .   8
              Section 6.2              Redemptions   . . . . . . . . . . . .   8
              Section 6.3              Distribution in Kind  . . . . . . . .   8

     ARTICLE VII--Liquidation

              Section 7.1              Liquidation Procedure   . . . . . . .   8
              Section 7.2              Alternative Liquidation Procedure   .   9
              Section 7.3              Cash Distributions Upon Liquidation     9
              Section 7.4              Treatment of Negative Book Capital
                                         Account Balance   . . . . . . . . .   9

                                    PROCEDURES FOR
                            ALLOCATIONS AND DISTRIBUTIONS
                                          OF
                           ASIAN SMALL COMPANIES PORTFOLIO
                                    (the "Trust")



                                      ARTICLE I

                                     Introduction

              The Trust is treated as a partnership for federal income tax purposes. These procedures have been adopted by the Trustees of the Trust and will be furnished to the Trust's accountants for the purpose of allocating Trust gains, income or loss and distributing Trust assets. The Trust will maintain its books and records, for both book and tax purposes, using the accrual method of accounting.

                                     ARTICLE II

                                     Definitions

              Except as otherwise provided herein, a term referred to herein shall have the same meaning as that ascribed to it in the Declaration. References in this document to "hereof", "herein" and "hereunder" shall be deemed to refer to this document in its entirety rather than the article or section in which any such word appears.

              "Book Capital Account" shall mean, for any Holder at any time in any Fiscal Year, the Book Capital Account balance of the Holder on the first day of the Fiscal Year, as adjusted each day pursuant to the provisions of Section 3.2 hereof.

              "Capital Contribution" shall mean, with respect to any Holder, the amount of money and the Fair Market Value of any assets actually contributed from time to time to the Trust with respect to the Interest held by such Holder.

              "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, as well as any non-superseded provisions of the Internal Revenue Code of 1954, as amended (or any corresponding provision or provisions of succeeding law).

              "Declaration" shall mean the Trust's Declaration of Trust, dated January 19, 1996, as amended from time to time.

              "Designated Expenses" shall mean extraordinary Trust expenses attributable to a particular Holder that are to be borne by such Holder.

              "Distributable Cash" for any Fiscal Year shall mean the gross cash proceeds from Trust activities, less the portion thereof used to pay or establish Reserves, plus such portion of the Reserves as the Trustees, in their sole discretion, no longer deem necessary to be held as Reserves.

     Distributable Cash shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances.

              "Fair Market Value" of a security, instrument or other asset on any particular day shall mean the fair value thereof as determined in good faith by or on behalf of the Trustees in the manner set forth in the Registration Statement.

              "Fiscal Year" shall mean an annual period determined by the Trustees which ends on such day as is permitted by the Code.

              "Holders" shall mean as of any particular time all holders of record of Interests in the Trust.

              "Interest(s)" shall mean the interest of a Holder in the Trust, including all rights, powers and privileges accorded to Holders by the Declaration, which interest may be expressed as a percentage, determined by calculating, at such times and on such bases as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances.

              "Investments" shall mean all securities, instruments or other assets of the Trust of any nature whatsoever, including, but not limited to, all equity and debt securities, futures contracts, and all property of the Trust obtained by virtue of holding such assets.

              "Matched Income or Loss" shall mean Taxable Income, Tax-Exempt Income or Tax Loss of the Trust comprising interest, original issue discount and dividends and all other types of income or loss to the extent the Taxable Income, Tax-Exempt Income, Tax Loss or Loss items not included in Tax Loss arising from such items are recognized for tax purposes at the same time that Profit or Loss are accrued for book purposes by the Trust.

              "Net Unrealized Gain" shall mean the excess, if any, of the aggregate Fair Market Value of all Investments over the aggregate adjusted bases, for federal income tax purposes, of all Investments.

              "Net Unrealized Loss" shall mean the excess, if any, of the aggregate adjusted bases, for federal income tax purposes, of all Investments over the aggregate Fair Market Value of all Investments.

              "Profit" and "Loss" shall mean, for each Fiscal Year or other period, an amount equal to the Taxable Income or Tax Loss for such Fiscal Year or period with the following adjustments:

                      (i) Any Tax-Exempt Income shall be added to such Taxable Income or subtracted from such Tax Loss; and

                      (ii) Any expenditures of the Trust for such year or period described in Section 705(a)(2)(B) of the Code or treated as expenditures under
              Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit or Loss or specially allocated shall be subtracted from such

              Taxable Income or added to such Tax Loss.

              "Redemption" shall mean the complete withdrawal of an Interest of a Holder the result of which is to reduce the Book Capital Account balance of that Holder to zero.

              "Registration Statement" shall mean the Registration Statement of the Trust on Form N-1A as filed with the U.S. Securities and Exchange Commission under the 1940 Act, as the same may be amended from time to time.

              "Reserves" shall mean, with respect to any Fiscal Year, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Trustees for working capital and to pay taxes, insurance, debt service, renewals, or other costs or expenses, incident to the ownership of the Investments or to its operations.

              "Tax Capital Account" shall mean, for any Holder at any time in any Fiscal Year, the Tax Capital Account balance of the Holder on the first day of the Fiscal Year, as adjusted each day pursuant to the provisions of Section 3.3 hereof.

              "Tax-Exempt Income" shall mean income of the Trust for such Fiscal Year or period that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss.

              "Tax Lot" shall mean securities or other property which are both purchased or acquired, and sold or otherwise disposed of, as a unit.

              "Taxable Income" or "Tax Loss" shall mean the taxable income or tax loss of the Trust, determined in accordance with Section 703(a) of the Code, for each Fiscal Year as determined for federal income tax purposes, together with each of the Trust's items of income, gain, loss or deduction which is separately stated or otherwise not included in computing taxable income and tax loss.

              "Treasury Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

              "Trust" shall mean Asian Small Companies Portfolio, a trust fund formed under the laws of the State of New York by the Declaration.

              "Trustees" shall mean each signatory to the Declaration, so long as such signatory shall continue in office in accordance with the terms thereof, and all other individuals who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions thereof and are then in office.

              The "1940 Act" shall mean the U.S. Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.

                                     ARTICLE III

                                  Capital Accounts

              3.1. Capital Accounts of Holders. A separate Book Capital Account and a separate Tax Capital Account shall be maintained for each Holder pursuant to Section 3.2 and Section 3.3. hereof, respectively. In the event the Trustees shall determine that it is prudent to modify the manner in which the Book Capital Accounts or Tax Capital Accounts, or any debits or credits thereto, are computed in order to comply with the Treasury Regulations, the Trustees may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Holder pursuant to Article VII hereof upon the dissolution of the Trust.

              3.2. Book Capital Accounts. The Book Capital Account balance of each Holder shall be adjusted each day by the following amounts:

              (a) increased by any increase in Net Unrealized Gains or decrease in Net Unrealized Losses allocated to such Holder pursuant to
     Section 5.1(a) hereof;

              (b) decreased by any decrease in Net Unrealized Gains or increase in Net Unrealized Losses allocated to such Holder pursuant to
     Section 5.1(b) hereof;

              (c) increased or decreased, as the case may be, by the amount of Profit or Loss, respectively, allocated to such Holder pursuant to
     Section 5.1(c) hereof;

              (d) increased by any Capital Contribution made by such Holder; and,

              (e) decreased by any distribution, including any distribution to effect a withdrawal or Redemption, made to such Holder by the Trust.

              Any adjustment pursuant to Section 3.2 (a), (b) or (c) above shall be prorated for increases in each Holder's Book Capital Account balance resulting from Capital Contributions, or distributions or withdrawals from the Trust or Redemptions by the Trust occurring, during such Fiscal Year as of the day after the Capital Contribution, distribution, withdrawal or Redemption is accepted, made or effected by the Trust.

              3.3. Tax Capital Accounts. The Tax Capital Account balance of each Holder shall be adjusted at the following times by the following amounts:

              (a) increased daily by the adjusted tax bases of any Capital Contribution made by such Holder to the Trust;

              (b) increased daily by the amount of Taxable Income and Tax-Exempt Income allocated to such Holder pursuant to Section 5.2 hereof at such times as the allocations are made under Section 5.2 hereof;

              (c) decreased daily by the amount of cash distributed to the Holder pursuant to any of these procedures including any distribution made to effect a withdrawal or Redemption; and

              (d) decreased by the amount of Tax Loss allocated to such Holder pursuant to Section 5.2 hereof at such times as the allocations are made under Section 5.2 hereof.

              3.4. Compliance with Treasury Regulations. The foregoing provisions and other provisions contained herein relating to the maintenance of Book Capital Accounts and Tax Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

              The Trustees shall make any appropriate modifications in the event unanticipated events might otherwise cause these procedures not to comply with Treasury Regulations Section 1.704-1(b), including the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(1) and Treasury Regulations Section 1.704-1(b)(2)(iv). Such modifications are hereby incorporated into these procedures by this reference as though fully set forth herein.

                                     ARTICLE IV

                           Distributions of Cash and Assets

              4.1. Distributions of Distributable Cash. Except as otherwise provided in Article VII hereof, Distributable Cash for each Fiscal Year may be distributed to the Holders at such times, if any, and in such amounts as shall be determined in the sole discretion of the Trustees. In exercising such discretion, the Trustees shall distribute such Distributable Cash so that Holders that are regulated investment companies can comply with the distribution requirements set forth in Code
     Section 852 and avoid the excise tax imposed by Code Section 4982.

              4.2. Division Among Holders. All distributions to the Holders with respect to any Fiscal Year pursuant to Section 4.1 hereof shall be made to the Holders in proportion to the Taxable Income, Tax-Exempt Income or Tax Loss allocated to the Holders with respect to such Fiscal Year pursuant to the terms of these procedures.

              4.3. Distributions Upon Liquidation of a Holder's Interest in the Trust. Upon liquidation of a Holder's interest in the Trust, the proceeds will be distributed to the Holder as provided in Section 5.6,
     Article VI, and Article VII hereof. If such Holder has a negative book capital account balance, the provisions of Section 7.4 will apply.

              4.4. Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Trust or the Holders shall be treated as amounts distributed to such Holders pursuant to this Article IV for all purposes under these procedures. The Trustees may allocate any such amount among the Holders in any manner that is in accordance with applicable law.

                                      ARTICLE V

                                     Allocations

              5.1.    Allocation of Items to Book Capital Accounts.

              (a) Increase in Net Unrealized Gains or Decrease in Net Unrealized Losses. Any decrease in Net Unrealized Loss due to realization of items shall be allocated to the Holder receiving the allocation of Loss, in the same amount, under Section 5.1(c) hereof. Subject to Section 5.1(d) hereof, any increase in Net Unrealized Gains or decrease in Net Unrealized Loss on any day during the Fiscal Year shall be allocated to the Holders' Book Capital Accounts at the end of such day, in proportion to the Holders' respective Book Capital Account balances at the commencement of such day.

              (b) Decrease in Net Unrealized Gains or Increase in Net Unrealized Losses. Any decrease in Net Unrealized Gains due to realization of items shall be allocated to the Holder receiving the allocation of Profit, in the same amount, under Section 5.1(c) hereof. Subject to Section 5.1(d) hereof, any decrease in Net Unrealized Gains or increase in Net Unrealized Loss on any day during the Fiscal Year shall be allocated to the Holders' Book Capital Accounts at the end of such day, in proportion to the Holders' respective Book Capital Account balances at the commencement of such day.

              (c) Profit and Loss. Subject to Section 5.1(d) hereof, Profit and Loss occurring on any day during the Fiscal Year shall be allocated to the Holders' Book Capital Accounts at the end of such day in proportion to the Holders' respective Book Capital Account balances at the commencement of such day.

              (d)     Other Book Capital Account Adjustments.

                      (i)  Any allocation pursuant to Section 5.1(a),
              (b) or (c) above shall be prorated for increases in each Holder's Book Capital Account resulting from Capital Contributions, or distributions or withdrawals from the Trust or Redemptions by the Trust occurring, during such Fiscal Year as of the day after the Capital Contribution, distribution, withdrawal or Redemption is accepted, made or effected by the Trust.

                      (ii) For purposes of determining the Profit, Loss, and Net Unrealized Gain or Net Unrealized Loss or any other item allocable to any Fiscal Year, Profit, Loss, and Net Unrealized Gain or Net Unrealized Loss and any such other item shall be determined by or on behalf of the Trustees using any reasonable method under Code
              Section 706 and the Treasury Regulations thereunder.

              5.2. Allocation of Taxable Income and Tax Loss to Tax Capital Accounts.

              (a) Taxable Income and Tax Loss. Subject to Section 5.2(b) and Section 5.3 hereof, which shall take precedence over this Section 5.2(a), Taxable Income or Tax Loss for any Fiscal Year shall be allocated at least annually to the Holders' Tax Capital Accounts as follows:

                      (i)      First, Taxable Income and Tax Loss,
              whether constituting ordinary income (or loss) or capital gain (or loss), derived from the sale or other disposition of a Tax Lot of securities or other property shall be allocated as of the date such income, gain or loss is recognized for federal income tax purposes solely in proportion to the amount of unrealized appreciation (in the case of such income or capital gain, but not in the case of any such loss) or depreciation (in the case of any such loss, but not in the case of any such income or capital gain) from that Tax Lot which was allocated to the Holders' Book Capital Accounts each day that such securities or other property was held by the Trust pursuant to Section 5.1(a) and (b) hereof; and

                      (ii) Second, any remaining amounts at the end of the Fiscal Year, to the Holders in proportion to their respective daily average Book Capital Account balances determined for the Fiscal Year of the allocation.

              (b) Matched Income or Loss. Notwithstanding the provisions of Section 5.2(a) hereof, Taxable Income, Tax-Exempt Income or Tax Loss accruing on any day during the Fiscal Year constituting Matched Income or Loss, shall be allocated daily to the Holders' Tax Capital Accounts solely in proportion to and to the extent of corresponding allocations of Profit or Loss to the Holders' Book Capital Accounts pursuant to the first sentence of Section 5.1(c) hereof.

              5.3.    Special Allocations to Book and Tax Capital Accounts.

              (a) The Designated Expenses computed for each Holder shall be allocated separately (not included in the allocations of Matched Income or Loss, Loss or Tax Loss) to the Book Capital Account and Tax Capital Account of each Holder.

              (b) If the Trust incurs any nonrecourse indebtedness, then allocations of items attributable to nonrecourse indebtedness shall be made to the Tax Capital Account of each Holder in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(4)(iv)(d).

              (c) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, Taxable Income and Tax Loss with respect to any property contributed to the capital of the Trust shall be allocated to the Tax Capital Account of each Holder so as to take into account any variation between the adjusted tax basis of such property to the Trust for federal income tax purposes and such property's Fair Market Value at the time of contribution to the Trust.

              5.4.    Other Adjustments to Book and Tax Capital Accounts.

              (a) Any election or other decision relating to such allocations shall be made by the Trustees in any manner that reasonably reflects the purpose and intention of these procedures.

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              (b)     Each Holder will report its share of Trust income and
     loss for federal income tax purposes in accordance with the allocations effected pursuant to Section 5.2 hereof.

              5.5. Timing of Tax Allocations to Book and Tax Capital Accounts. Allocation of Taxable Income, Tax-Exempt Income and Tax Loss pursuant to Section 5.2 hereof for any Fiscal Year, unless specified above to the contrary, shall be made only after corresponding adjustments have been made to the Book Capital Accounts of the Holders for the Fiscal Year as provided pursuant to Section 5.1 hereof.

              5.6. Redemptions During the Fiscal Year. If a Redemption occurs prior to the end of a Fiscal Year, the Trust will treat the Fiscal Year as ended for the purposes of computing the redeeming Holder's distributive share of Trust items and allocations of all items to such Holder will be made as though each Holder were receiving its allocable share of Trust items at such time. All items so allocated to the redeeming Holder will be subtracted from the items to be allocated among the other non-redeeming Holders at the actual end of the Fiscal Year. All items allocated among the redeeming and non-redeeming Holders will be made subject to the rules of Code Sections 702, 704, 706 and 708 and the Treasury Regulations promulgated thereunder.


                                     ARTICLE VI

                                     Withdrawals

              6.1. Partial Withdrawals. At any time any Holder shall be entitled to request a withdrawal of such portion of the Interest held by such Holder as such Holder shall request.

              6.2. Redemptions. At any time a Holder shall be entitled to request a Redemption of all of its Interest. A Holder's Interest may be redeemed at any time during the Fiscal Year as provided in Section 6.3 hereof by a cash distribution or, at the option of a Holder, by a distribution of a proportionate amount except for fractional shares of each Trust asset at the option of the Trust. However, the Holder may be redeemed by a distribution of a proportionate amount of the Trust's assets only at the end of a Fiscal Year. However, if the Holder has contributed any property to the Trust other than cash, if such property remains in the Trust at the time the Holder requests withdrawal, then such property will be sold by the Trust prior to the time at which the Holder withdraws from the Trust.

              6.3. Distribution in Kind. If a withdrawing Holder receives a distribution in kind of its proportionate part of Trust property, then unrealized income, gain, loss or deduction attributable to such property shall be allocated among the Holders as if there had been a disposition of the property on the date of distribution in compliance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(e).

                                     ARTICLE VII

                                     Liquidation

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              7.1.    Liquidation Procedure.  Subject to Section 7.4 hereof,
     upon dissolution of the Trust, the Trustees shall liquidate the assets of the Trust, apply and distribute the proceeds thereof as follows:

              (a) first to the payment of all debts and obligations of the Trust to third parties, including without limitation the retirement of outstanding debt, including any debt owed to Holders or their affiliates, and the expenses of liquidation, and to the setting up of any Reserves for contingencies which may be necessary; and

              (b) then in accordance with the Holders' positive Book Capital Account balances after adjusting Book Capital Accounts for allocations provided in Article V hereof and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)
     (ii)(b)(2).

              7.2. Alternative Liquidation Procedure. Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the Trust assets would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Trust is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Trust except those necessary to satisfy the Trust's debts and obligations or distribute the Trust's assets to the Holders in liquidation.

              7.3. Cash Distributions Upon Liquidation. Except as provided in Section 7.2 hereof, amounts distributed in liquidation of the Trust shall be paid solely in cash.

              7.4. Treatment of Negative Book Capital Account Balance. If a Holder has a negative balance in its Book Capital Account following the liquidation of its Interest, as determined after taking into account all capital account adjustments for the Fiscal Year during which the liquidation occurs, then such Holder shall restore the amount of such negative balance to the Trust by the later of the end of the Fiscal Year or 90 days after the date of such liquidation so as to comply with the requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(3).
     Such amount shall, upon liquidation, be paid to creditors of the Trust or distributed to other Holders in accordance with their positive Book Capital Account balances.














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